Exhibit (14)(d)

CONSENT OF DECHERT LLP

We consent to the filing of our tax opinion as an exhibit to the post-effective amendment to the Registration Statement on Form N-14 of John Hancock Variable Insurance Trust to be filed with the Securities and Exchange Commission on or about May 26, 2015. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

/s/ Dechert LLP
Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110

May 26, 2015